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                                                                   EXHIBIT 10.14

                          AMENDMENT NO. 1 TO AGREEMENT

                  AMENDMENT, dated as of May 14, 1998, by and between Office Centre Corporation, a Delaware corporation (the "Company"), and Walter Gordenstein (the "Shareholder").

                              W I T N E S S E T H :
                              ---------------------

                  WHEREAS, the Company and the Shareholder are parties to that certain agreement, dated as of April 15, 1998 (the "Original Agreement"); and

                  WHEREAS, the parties desire to amend the Original Agreement in accordance with the terms set forth herein.

                  NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  1. SECTION 3. Section 3 to the Original Agreement is hereby deleted in its entirety and replaced with the following:

                  "3.      SALE OF SHARES IN THE IPO.

                           (a) Except as hereinafter provided, the Company shall
                  include in the Registration Statement filed with respect to the IPO 225,000 shares of Common Stock of the Company owned by the Shareholder (after giving effect to any reverse stock split), which shares will be included in such Registration Statement at the same price (and subject to the same underwriters' discounts and commissions) as the shares of Common Stock sold by the Company, Clifford M. Davie and the Davie IRA Trust in the IPO. Notwithstanding the foregoing, if the representative of the lead managing underwriter for the IPO determines, in its sole and absolute discretion, that, due to market or other conditions, the successful completion of the IPO could be adversely affected by the inclusion in the IPO of all, or any portion whatsoever, of the shares of Common Stock owned by the Shareholder, then the Company shall reduce the number shares of Common Stock owned by the Shareholder which are to be included in the IPO (which may be zero) as the representative of the underwriters so determines; provided, however, in no event may such reduction result in Clifford M. Davie and The Davie IRA Trust, in the aggregate, selling a higher percentage of his shares of Common Stock in the IPO than the percentage sold by the Shareholder. In addition, to cover over-


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                  allotments, the Shareholder shall grant the underwriters in the IPO options to purchase such number of shares of Common Stock owned by the Shareholder as may be requested by the underwriters; provided, that in no event shall the total number of shares of Common Stock sold by the Shareholder in IPO (whether in the offering or to cover over-allotments) exceed 80% of the total number of shares of Common Stock owned by the Shareholder on the date hereof (after giving effect to any reverse stock split). If shares of Common Stock of the Company are to be sold by the Shareholder in the IPO: (i) the Shareholder shall cooperate with the Company and the underwriters selected by the Company for the IPO in the preparation of the Registration Statement, to the extent reasonably requested by the Company, the underwriters or their representative; (ii) the Shareholder promptly shall provide the Company and the underwriters with information about himself for inclusion in the Registration Statement; (iii) the Shareholder shall execute an underwriting agreement with the underwriters, in substantially the form attached, with respect to the sale of his shares in the IPO; and (iv) the Shareholder shall pay (in addition to the underwriters' discounts and commissions with respect to shares of Common Stock sold by him in the IPO) all incremental expenses related to the preparation and filing of the Company's Registration Statement on Form S-1 (including any amendments thereto) and the sale of Common Stock thereunder (including, without limitation, SEC registration and NASD filing fees and expenses) which are attributable to the inclusion of the shares of Common Stock to be sold by the Shareholders in the IPO. The Shareholder shall be solely responsible for the fees of any counsel retained by the Shareholder in connection with the Registration Statement and any transfer taxes or underwriting discounts, commissions or fees applicable to the shares sold by the Shareholder pursuant thereto.

                           (b) Notwithstanding anything contained herein to the
                  contrary, without the consent of the Shareholder, the Company shall not complete an IPO in which (i) the portion of the IPO Valuation attributable to the shares of Common Stock owned by the Founding Shareholders (as hereinafter defined) at the time the IPO is less than $10 million; or (ii) the percentage of the outstanding shares owned by the Shareholder after giving effect to the IPO, but before giving effect to any sale by the Shareholder of shares in the IPO, is less than the applicable percentage of shares set forth opposite the name of the Shareholder as set forth on Schedule 1 hereto, as such schedule may be modified to reflect immaterial changes in the number of shares to be issued to the "Founding Companies" as set forth on such schedule. All such shares sold by the Shareholder in the IPO shall be


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                  at the IPO price (subject to underwriters' discounts and
                  commissions). For purposes of this Section 3, the term (i) "IPO Valuation" shall mean the product of (1) the number of shares of the Company outstanding immediately after the IPO, multiplied by (2) the IPO price per share; and (ii) Founding Shareholders mean those shareholders who on the date hereof own all of the outstanding shares of the Company Common Stock (i.e., the Shareholder, Clifford Davie, the Davie IRA Trust, John Kaweske, John Davie and Joseph Hajjar). At the request of the Company, the Shareholder shall sell in the IPO the number of shares of Common Stock of the Company which they are permitted to sell under this Section 3 at the IPO price (subject to underwriters' discounts and commissions)."

                  2. The Company hereby agrees to reimburse the Shareholder (upon presentation of invoices) for all reasonable attorney's fees and expenses incurred in connection with the Shareholder's negotiations with the Company up to a maximum of $35,000.

                  3. The Company hereby represents to the Shareholder that it has not made any payments to Clifford Davie in connection with the IPO except as disclosed in the Company's Prospectus.

                  4. The Original Agreement, as hereby amended, shall remain in full force and effect.

                  5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties have executed and delivered this instrument as of the date and year first above written.

                                        OFFICE CENTRE CORPORATION


                                         By: /s/R.J. Gillon, Jr.
                                            --------------------------
                                            Robert J. Gillon, Jr.


                                         /s/Walter Gordenstein
                                         --------------------------
                                         Walter Gordenstein